SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: February 21, 1997



                                   IMTEC, INC.
               (Exact name of Registrant as specified in charter)



  Delaware              0-12661               03-0283466
(State or other   (Commission File No.)     (IRS Employer
jurisdiction of                                Identification Number)
incorporation)



One Imtec Lane, Bellows Falls, Vermont                     05101
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (802) 463-9502
















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Item 4.  Changes in Registrant's Certifying Accountant.


                  On February 21, 1997, Registrant dismissed KPMG Peat Marwick LLP ("KPMG") as Registrant's independent auditor.

                  KPMG's reports on Registrant's financial statements for each of its two fiscal years ended June 30, 1996 and June 30, 1995, respectively (collectively, the "Prior Fiscal Years"), did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

                  Registrant's dismissal of KPMG was unanimously approved by Registrant's Board of Directors.

                  There were no disagreements ("Disagreement") between Registrant and KPMG during either (i) the Prior Fiscal Years, or (ii) the period July 1, 1996 through February 21, 1997 (the "Interim Period") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the Disagreement in connection with its reports for the Prior Fiscal Years.

                  There were no "Reportable  Events," as such term is defined in
Item 304(a)(1)(v) of Regulation S-K, during either (i) the Prior Fiscal Years or
(ii) the Interim Period.

                  On February 21, 1997, Registrant engaged Deloitte & Touche LLP ("DT") as its independent auditor for the Registrant's fiscal year ending June 30, 1997. Registrant did not consult DT during either (I) the Prior Fiscal Years or (ii) the Interm Period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements, or
(iii) any matter that was either the subject of a Disagreement or a Reportable Event.


Item 7.  Financial Statements, Pro Forma Financial Information
                  and Exhibits.

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      (i)      Letter from KPMG dated              , 1996*





*        To be filed by amendment.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 27, 1997                    IMTEC, INC.
                                            (Registrant)


                                            By:  /s/George S. Norfleet III
                                                 --------------------------
                                                     George S. Norfleet III
                                                      Secretary/Treasurer